EXHIBIT 20.1

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 A

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	6,627,769.81	35,983.27	929,357.78	0.00	965,341.05	5,698,412.03
Factors per Thousand					1.53146365	39.55387215		41.08533580	242.52689947
A-5	60935FAT7	7.17000%	17,989,000.00	17,989,000.00	107,484.28	0.00	0.00	107,484.28	17,989,000.00
Factors per Thousand					5.97500028	0.00000000		5.97500028	1000.00000000
B	60935FAW0	8.40000%	13,500,000.00	9,717,145.98	68,020.02	366,851.76	0.00	434,871.78	9,350,294.22
Factors per Thousand					5.03852000	27.17420444		32.21272444	692.61438667
M-1	60935FAU4	7.27000%	22,500,000.00	16,195,243.30	98,116.18	611,419.59	0.00	709,535.77	15,583,823.71
Factors per Thousand					4.36071911	27.17420400		31.53492311	692.61438711
M-2	60935FAV2	7.49500%	19,000,000.00	13,675,983.23	85,417.91	516,309.88	0.00	601,727.79	13,159,673.35
Factors per Thousand					4.49567947	27.17420421		31.66988368	692.61438684

Pool I			200,000,000.00	64,205,142.32	395,021.66	2,423,939.01	0.00	2,818,960.67	61,781,203.31
Totals					1.97510830	12.11969505		14.09480335	308.90601655

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand
Totals			200,000,000.00	64,205,142.32	395,021.66	2,423,939.01	0.00	2,818,960.67	61,781,203.31

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 A

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount
A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	35,983.27	0.00
A-5	107,484.28	0.00
B	68,020.02	0.00
M-1	98,116.18	0.00
M-2	85,417.91	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount
A	0.000%	0.000%	0.00
B	0.000%	0.000%	0.00
M	0.000%	0.000%	0.00

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 A

Schedule of Remittance

Aggregate Amount Received	3,081,822.25
Monthly Advance (incl. Comp Int.)	18,862.03
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(14,696.36)
(Contingency Fee)	(14,696.36)
(Late Charges)	(23,714.14)
(Escrow)	(14,128.07)

(48,372.90)
Available Remittance Amount	3,033,449.35

Fees
Contingency Fee	14,696.36
Expense Account	2,140.17
FHA Premium Amount	2,394.12
Servicer Fee	14,696.36

Prior Three Months Weighted Average Mortgage Interest Rates

9/01	10/01	11/01

13.782%	13.769%	13.770%

EXHIBIT O

Outstanding Balance	69,261,438.69
# Accounts	3,479

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	482	8,999,500.52	12.99%
Delinquent 30-59 Days	84	1,566,873.85	2.26%
Delinquent 60-89 Days	49	692,812.09	1.00%
Delinquent 90 and over	38	604,108.01	0.87%
Loans in Foreclosure	12	435,541.80	0.63%
REO Property	3	149,434.15	0.22%

Totals	668	12,448,270.42	17.97%

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 A

Collateral Information

Accelerated Principal Distribution		0.00
Adjusted Mortgage Interest Rate		12.230
Aggregate Beginning Principal Balance of Loans		71,978,859.09
Aggregate Ending Principal Balance of Loans		69,261,438.69
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.		2,394.12
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		43.27
Curtailments		93,852.70
Excess and Monthly Payments		225,496.95
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		17,012.30
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		806,496.91
Payments and Reimbursements to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		13,156.02
section 4.04 (f)I		29,392.72
Payment of Certificate Remittance Amount		209,954.39
Principal Prepayments (Number/Amount)	117	1,917,257.91
Realized Losses (Current/Cumulative)	480,812.84	26,028,949.19
Reimbursable Amount		0.00
Reserve Amount		13,156.02
Specified Subordinated Amount		7,480,235.38
Spread Amount		7,480,235.38
WAC		13.770%
WAM		182.789
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 &M-2		7.430%

Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.72%
(ii) Senior Enhancement Percentage		65.80%
2. Both(a) and (b) occur	No
(a) Either (x) or (y) occur		No
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.53%
(y) The Cumulative Realized Losses exceeds $28,200,000		26,028,949.19
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.53%
(y) The Cumulative Realized Losses exceed $9,400,000		26,028,949.19

If 1) or 2) is “YES” then trigger event is in effect	No

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372